Exhibit 10.18

Project contract of Hesheng Enterprises Limited

Hefei Lanke Investment Co., LTD. Jinghe No.2 factory affairs and supporting projects

GMS gas monitoring system materials and installation purchase and sale contract

Place of signing: Hefei City, Anhui Province Date of signing: April 1st, 2021

Contract Number: AY-LS-202104010800-01

Buyer: Hesheng Enterprises Co., LTD. (hereinafter referred to as Party A)

Address: 90 Mingguang Street, Renwu District, Kaohsiung City

Tel: +886 73747355,

Company Editorial: 28295912

Bank: Guotai Sehwa Bank

Account number: 059087087365

Contact: Lin Zhihong         Tel: 1521 415487

Seller: Jiangsu Huhu Electromenchanical Technology Co.,Ltd. (hereinafter referred to as Party B)

Address: 3-1208 Tiananzhihui Compound, 228 Linghu Road,Xinwu District, Wuxi City, Jiangsu Province

Tel: 0510-88681689       Bank of deposit: North Wuxi Branch of China Construction Bank

Bank account number: 32001615036052517356

Company tax number: 91320214346537120H

Contact: Chen Xiaoming

Contact number: 17715531723

Contract mailing address: Room 339, Zone a, Building 21, Huaxiang Meidi, No. 1999, Xinbengbu Road, Xinzhan District, Hefei City

In accordance with the Contract Law of the People’s Republic of China and other relevant laws and regulations, based on equality, mutual benefit, voluntary good faith

Upon full negotiation, Party A agrees to purchase and Party B agrees to sell the goods stipulated in Article 1.1 hereof

And agree as follows:

Scope of Supply and Contract Price:

1.1 Name, brand, specifications, origin, quantity, unit price, co-price, total price and VAT of the goods are listed in details

Attachment l.

1.2 This contract is a fixed price contract, and the total contract price is 8,715,596 Yuan (not taxed). The contract price includes the subject matter, transportation fee, customs declaration fee, transportation insurance fee, packaging fee, factory acceptance test fee, after-sales service fee, proforma invoice and other related fees. The total contract price shall not be changed for reasons other than Party A’s.

1.3 Changes to the Contract. In case of any changes during the execution of the Contract, Party A’s notice shall prevail. Both parties shall make formal written documents as supplementary documents to the contract, which shall have the same legal effect as the contract.

1.4 Technical Terms: See Appendix 1 of the contract for details;

2. Payment Terms:

2.1 Advance payment: Party A shall pay Party B 30% of the contract amount within 10 working days after the contract is signed

Payment (this payment shall be made within 5 working days upon receipt of the prepayment of the package);

2.2 Payment for goods: the goods shall be delivered in batches and paid in batches. After the goods arrive at the site, Party A, the owner and the supervisor shall conduct acceptance inspection together.

Accepted and signed complete delivery note;The proof of the signed receipt shall be the proof of the payment.Party a

Party B shall be paid 50% of the contract value of the goods within 30 days after the signing of the delivery note and receipt of the invoice

(The payment shall be made within 15 days after receiving the payment for the above package according to the contract payment of the above package);

2.3 Payment for commissioning test: After the acceptance test is confirmed by Party A, the owner, the supervisor and the management company, the contract shall be involved

15% of the total Contract price shall be paid to Party B after the completion and acceptance of the subject matter works by the owner.

The contract payment of the above package shall be paid within 15 days after receiving the acceptance settlement payment of the above package)

2.4 Quality guarantee: Quality guarantee: 5% of the final contract settlement amount shall be used as the quality guarantee after the project is accepted

Two years of interest-free payment;(The second payment shall be received according to the contract payment of the previous package

To be paid within 15 days after settlement)

2.5 When Party B shall pay liquidated damages or compensation hereunder to Party A, Party A shall have the right to pay any of the above-mentioned sums

Direct deduction from payables.

2.6 Invoice Requirements: Before Party A makes the payment, Party B shall issue an invoice for the full amount of the contract, otherwise Party A has the right to refuse to make the payment.

2.7 Factory Inspection Requirements: Party A may go to the factory for acceptance and test at any time before delivery. If the goods are found not in conformity with the contract requirements,

Party A may suspend payment until the goods meet the contract requirements.

2.8 Mailing address: 338, Building 21, Yuzhou Central City, Xinbengbu Road, Xinzhan District, Hefei City, Anhui Province

Shangbing Ice Collection, 230012 Tel 19937099265

2.9 Invoice mailing address: No. 338, Building 21, Yuzhou Central City, Xinbengbu Road, Xinzhan District, Hefei City, Anhui Province, Shangbing Bing Collection, mail

Edit 230012 Tel :19937099265.

3 Delivery Terms:

3.1 Delivery time:

3.1.1 Partial delivery: After the contract order is signed, Party B shall ensure the delivery to the place agreed in the contract on April 10, 2021

Party B must notify Party A one day in advance of the delivery truck information and the load of the truck.

3.2 Delivery method: Delivery of the vehicles designated by Party A at Hefei Jinghe Site;

3.3 Place of delivery: No. 88 Dayu Road, Yaohai District, Hefei City, Anhui Province (within the Comprehensive Bonded Zone);

3.4 Delivery contact person: Xie Wenyue, Tel: 15155112820;

3.5 Packing: Party B shall ensure that the packing of the goods is suitable for long-distance transportation (including sea transportation, road transportation and air transportation) and multiple times

Requirements for handling;Necessary measures shall be taken to prevent the goods from being damp, rusted, shaken and deformed during transportation.

Extrusion damage, contamination, loss, etc.;Ensure that goods are fully filled upon safe arrival at the delivery point

Meet the appearance and internal quality requirements specified in the contract and technical annex.If due to improper packaging or in the process of transportation

Party A is unable to receive the goods due to damage or loss of the goods caused by insufficient protective measures, all

Party B shall bear all the responsibilities, and Party B shall immediately take effective measures such as re-production, repair and replenishment

Goods that Party A can receive within a short period of time;

3.6 Delivery documents and documents: Party B shall provide with the goods the packing list and the original factory warranty of the goods, which are valid

3 copies of agency certificate, copy of Party B’s business license and other complete sets of materials, with red official seal affixed.

3.7 Packaging recycling: Party B’s packaging shall not be recycled and shall be disposed of by Party A.

3.8 Special requirements: Engineers must be required to provide packaging, transportation and other requirements for special materials and equipment.

3.9 The ownership and risks of the goods agreed herein shall be transferred from Party B to Party A upon completion of the payment, and the goods shall be delivered to Party A

All risks including transportation shall be borne by Party B.

4 Inspection and acceptance:

4.1 Within five days after the delivery of the goods to the construction site, Party A and representatives of the supervision parties shall jointly check and accept the quantity, specifications, models, appearance and performance of the goods. If all or part of the goods provided by Party B are found to be inconsistent with the requirements of the Contract (technical requirements, quality, packaging, transportation protection, relevant documents attached with the goods, etc.), Party A shall have the right to refuse to accept the goods. If the goods meet the requirements stipulated in Party A’s contract, Party A and Party B will jointly sign the delivery note.However, Party A’s signing of the delivery note shall not exempt Party B from any responsibility for the quality of the goods.If the goods information provided by Party B is not complete, Party A has the right to refuse to sign the delivery note until the information is complete.

5 Debugging requirements:

5.1 Party B must meet the personnel, equipment, time and schedule requirements required by Party A for commissioning. If Party B fails to meet the on-site commissioning schedule and quality requirements for reasons attributable to Party B, Party A shall have the right to take punitive measures and all expenses incurred thereby shall be borne by Party B.

5.2 Party A shall, five (5) working days prior to the commissioning conditions, notify Party B in writing of the personnel, equipment, time and schedule required for the commissioning, and Party B shall strictly comply with Party A’s requirements.

5.3 At the time of unpacking and acceptance, Party A and Party B shall be present and sign for confirmation;If Party B’s personnel cannot be present, it shall be deemed to agree with the unpacking acceptance results issued by Party A.Fill in the proof of damage, instruct the transport unit or notify the seller by email, fax, etc.;

5.4 Signing of Delivery note: After Party B’s goods are accepted and qualified, the delivery note shall be signed by the contact person or the designated warehouse keeper of the project as stipulated in the contract. The signed delivery note shall serve as the basis for final settlement. When Party B applies for progress payment, it shall be faxed or expressed to the commercial personnel of Party A.

5.5 As required by Party A.

5.6 Party B’s personnel shall prepare a debugging document signed and confirmed by Party A’s on-site engineer after the commissioning. Otherwise, the debugging shall be deemed as unqualified or no debugging, and the document shall be used as the basis for the debugging payment.

5.7 If commissioning is required in different working conditions in different seasons, the supplier must ensure the commissioning personnel for each working condition and the commissioning time agreed by Party A.The qualified debugging of the first working condition shall not exempt the responsibility for the debugging of the remaining working conditions. The product shall be deemed qualified only if the supplier passes the debugging of all working conditions.

6 Technical standards and quality assurance:

6.1 Implementation standards of goods: On the premise of conforming to the current national standards, meet the requirements of the technical terms proposed by Party A (see Appendix 1 of the Contract for details);Party B warrants that the goods delivered are brand new, unused and in full compliance with the quality, specifications, performance parameters, brand, origin and other requirements set forth herein.

6.2 Quality guarantee: The quality guarantee period of the goods shall be 24 months, which shall be calculated from the beginning of the normal operation of boot debugging.In case of quality problems occurring during the quality guarantee period, Party A shall have the right to deduct all the quality deposit. Meanwhile, Party B’s personnel shall arrive at the site within 12 hours upon receipt of Party A’s written or email notification, complete the replacement or maintenance work, and bear all relevant expenses incurred therefrom. Moreover, Party A shall have the right to hold Party B liable for breach of contract and compensation. The warranty period of the replaced goods or key parts shall be calculated according to the warranty of the original equipment.

6.3 Process control: Party B shall report the production progress in writing to Party A’s commercial personnel every Friday during the production process, and the report shall be the basis of payment.Party B must accept that Party A may come to the factory to supervise the production of the goods at any time during the production process.

Force Majeure: If either party is unable or temporarily unable to perform all or part of its obligations hereunder due to force majeure, it shall notify the other party of the occurrence as soon as possible and send the certificate of force Majeure issued by the authority to the other party within 15 days after the occurrence of the event.In such cases, the affected party remains responsible for taking all necessary measures to fulfill its contractual obligations.

Liability for breach of contract:

8.1 Party B’s Responsibilities:

8.1.1 If Party B fails to deliver the goods on time, it shall pay a penalty of three thousandths of the value of the delayed delivery for each day delayed, with the maximum penalty of 10% of the contract value0In addition, if Party B’s delayed delivery causes actual losses to Party A or Party A’s owner exceeding the aforementioned amount of liquidated damages, the compensation shall be based on the actual losses.

8.1.2 If any of the following circumstances occur due to Party B, Party A shall have the right to unilaterally terminate the Contract and ask Party B to refund the payment for goods already paid by Party A. Meanwhile, Party A shall have the right to ask Party B to compensate Party A for all losses suffered thereby:

8.1.2.1 Delayed delivery (including partial delay) for more than 7 days due to reasons attributable to Party B;

8.1.2.2 Upon delivery of the goods by Party B, if Party A finds that the goods delivered by Party B do not conform to the contract (technical requirements, quality, packaging, relevant documents accompanying the goods, etc.), Party A shall have the right to return the goods.

8.1.2.3 If Party B provides Party A with false or invalid certification documents, which makes the project unable to be completed and accepted or the owner claims for compensation, Party A shall have the right to claim against Party B in accordance with Article 9.3 hereof.

8.1.3 Party B warrants that the commodities supplied meet the agreed quality and standards, and that the commodities are free from design or manufacturing defects and do not infringe any patents, trademarks or Copyrights.

8.1.4 If Party B’s personnel need to go to the project site, they must comply with the construction site safety management system, and Party B is responsible for all the safety responsibilities of its personnel on site.

8.1.5 If Party B breaches any circumstance during the performance of this Contract, Party B shall be liable to Party A for breach of contract by 10% of the contract amount.

8.2 Responsibilities of Party A:

8.2.1 If Party A fails to make the payment on schedule, it shall pay a penalty of 3 ‰ of the amount of the late payment for each day of delay, which is not more than 10% of the contract amount.

8.2.2 If the shipment is delayed due to Party A, Party A shall notify Party B five (5) days in advance of the shipment date agreed herein.

7 Claim and Dispute handling:

9.1 If the quality, brand, model and specifications of the goods provided by Party B are not in conformity with those agreed herein, including inherent defects or improper selection of materials, Party A shall have the right to claim against Party B. If Party B fails to reply within 10 calendar days after the claim is made by Party A, Party B shall be deemed to have agreed to make compensation.

9.2 Party B shall ensure that the products provided by Party B are those produced by the manufacturer specified in the contract. If Party B sells fake and shoddy products to Party A, Party B shall bear all the losses caused to Party A, and Party A shall impose a fine of more than three times of the contract amount, Party B shall not refuse for any reason, and Party A shall have the right to directly deduct the fine from the payment for goods and claim for the lack of such fine from Party B.

9.3 If a third party claims against Party A due to the quality problems of the products provided by Party B, Party A shall have the right to recover from Party B in full for its losses, including but not limited to the liquidated damages paid by Party A to the third party, actual losses and other actual losses of Party A.

9.4 Party B shall ensure that the invoices provided are authentic and formal invoices. If Party A or the tax authorities find out that there are illegal acts of tax evasion or tax evasion, such as overwriting, wrappers, fake tickets, etc., Party A shall impose a fine of 50% of the invoice value in question, Party B shall not refuse for any reason, and Party B shall bear the relevant legal liabilities arising therefrom.

9.5 All disputes arising from the performance of this Contract shall be settled by both parties through friendly negotiation.If no settlement can be reached through negotiation, it shall be submitted to the court where the contract is signed for litigation settlement.

9.6 Subject to the scope of responsibility expressly assumed by the original manufacturer of the Contract Equipment hereunder for the Contract Equipment, both parties agree that: In no case, to the extent permitted by Chinese law, shall Party B’s liability to Party A and/or its indirect customers exceed the contract price paid for the particular product or service causing the claim or action, regardless of the form of claim or the cause of action (whether based on contract, tort, negligence, liability for consequences, other infringement, etc.)

9.7 Any dispute or claim arising from product quality problems between the Buyer and the seller shall be based on the quality defect identification report presented by the third-party testing department recognized by the legal authority provided by the Buyer, and the testing expenses shall be borne by the responsible party.

10 Notice

The delivery address of Party A and Party B shall be subject to the provisions in the first text of the Contract.The service address of both parties shall be applicable to the service of various notices, letters, agreements and other documents in the non-litigation period of both parties, as well as the first instance, second instance, retrial and execution procedures after the contract disputes enter into arbitration or civil proceedings.If the address for service needs to be changed, either party shall perform the obligation of giving written notice; otherwise, the address for service confirmed by both parties shall still be deemed as the effective address for service. If the relevant documents are rejected, the date of return of the documents shall be deemed as the date of service.

11 Effective of Contract:

11.1 This Contract shall come into force upon being sealed by both parties.

11.2 This contract is made in duplicate, with each party holding one copy.

12 Other Terms: The modification of this Contract shall be subject to the written documents signed by both parties. The annex to this contract shall be an integral part of this Contract and shall have the same legal effect.The rights and obligations hereunder shall not be transferred without the written consent of Party A (the written documents approved by Party A shall be stamped with the official seal of Party A, otherwise they shall be invalid).

13. In case of any conflict between the annexes to the contract, the strictest requirements shall prevail:

13.1 Appendix 1: Contract Goods List and Price list (each page shall be stamped with contract seal);

13.2 Annex 2: Customs Declaration Process;

13.3 Appendix 3: Party B’s business license, identity certificate of its legal representative, copy of ID card of its legal representative (each page shall be stamped with the company’s official seal) and power of attorney.

Letter of Intent for project construction

Party A: Hesheng Enterprise Co., LTD. (Anhui Xiancheng Trading Co., LTD.)

Party B: Jiangsu Huhu Electromechanical Technology Co., LTD

Based on the principle of equality and mutual benefit, Party A and Party B shall undertake the EPC project of Pinhe No.2 Factory and supporting projects won by Party A

The Gas Information Management System Project of Project 1 Gas Supply System Project has agreed as follows:

1. Scope of Contract: Construction of all main and auxiliary materials in the engineering standard list of the gas shelter information management system (gas detector and its collocation)

Provided by such pieces as a).

Ii. Contracting method: The project shall contract the construction of labor and materials and sign the Contracting Contract.

Construction period: execute the corresponding terms of the construction contract signed with the construction unit.

Iv. Quality: Execute the corresponding terms of the construction contract signed with the construction unit.

5. Safe and civilized construction: Ensure safe and civilized site construction requirements.

Vi. Settlement and Project Payment:

1. Payment of project money: 30% in advance. Cash on delivery. Progress payments back to back.

Vii. Party B shall take care of all materials, machinery and tools.

The total contract price of the eighth contract is RMB 9499999.49(including 9% tax), please see the attached list for details.

Ix. Other Agreements:

1. Party A shall immediately sign the Contract with Party B upon receipt of the Contract;

2. After this agreement is signed.Party B shall first cooperate with Party A to place an order for construction materials;

3. If Party A fails to sign the Contract Room with Party B for other reasons, Party B has purchased the contract Room for the project. All the materials will be sold to Party A, and Party B will be compensated for the expenses incurred in cooperating with the project.

Party A (Signature